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                                                                   Exhibit 10.12

                             RETIREMENT BENEFIT PLAN
                            FOR ALFRED M. RANKIN, JR.
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

          WHEREAS, NACCO Industries, Inc. (the "Employer") originally adopted the Retirement Benefit Plan for Alfred M. Rankin Jr. (the "Plan") effective as of March 1, 1989, amended and restated such Plan as of January 1, 1994 and further amended the Plan; and

          WHEREAS, Mr. Rankin and the Employer desire to amend and restate the Plan in order to (i) incorporate all prior amendments and (ii) bring the Plan into compliance with the requirements of the American Jobs Creation Act.

          NOW THEREFORE, the Employer hereby adopts and publishes this amendment and restatement of the Plan, which shall contain the following terms and conditions:

                                    ARTICLE I
                                     PREFACE

          SECTION 1.1. Effective Date and Plan Year The effective date of this amendment and restatement of the Plan is January 1, 2005. The Plan Year of the Plan is the calendar year.

          SECTION 1.2. Purpose of the Plan. The purpose of this Plan is to provide retirement benefits to the Participant.

          SECTION 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

          SECTION 1.4. Severability. If any provision of this Plan or the application thereof to any circumstances(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

          SECTION 1.5. Application of American Jobs Creations Act (AJCA).

          (a) The Participant's Supplemental Profit Sharing Contributions (plus earnings) that were credited to his Account for Plan Years prior to 2005 (including the Opening Account Balance and the vested amount that was credited to his Account in 2005 for the 2004 Plan Year) and Transitional Benefits (plus earnings) that were credited to his Account on or before December 31, 2004 (collectively, the "Grandfathered Sub-Account") are "grandfathered" under Code
Section 409A (as enacted by the AJCA) and, as such, will continue to be governed by the law applicable to nonqualified deferred compensation prior to the enactment of Code Section 409A.

          (b) All other amounts that are credited to the Participant's Account hereunder (collectively, the "Post-2004 Sub-Account") are subject to the provisions of Code Section 409A, as enacted by the AJCA. It is intended that the provisions of the Plan that relate to the Post-2004 Sub-Account be administered in accordance with the requirements of Code Section 409A, so as to prevent the inclusion in gross income of any amount credited to the Participant's Post-2004 Sub-Account hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Participant.

NACCO NQ/Rankin Plan

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                                   ARTICLE II
                                   DEFINITIONS

          SECTION 2.1. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise.

          SECTION 2.1(1). "Account" shall mean the record maintained in accordance with Section 3.3 by the Employer for the Participant's Supplemental Benefit. The Participant's Account shall be further divided into the "Grandfathered Sub-Account" and the "Post-2004 Sub-Account" as described in
Section 1.5 hereof.

          SECTION 2.1(2). "Beneficiary" shall mean the person or persons (natural or otherwise) as may be designated by the Participant as his Beneficiary under this Plan. Such a designation may be made, and may be revoked or changed (without the consent of any previously designated Beneficiary), only by an instrument (in form acceptable to the Employer) signed by the Participant and filed with the Employer prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated by the Participant to whom payment is to be made pursuant to his designation, his Beneficiary shall be his surviving legal spouse or, if none, his estate. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provided to the contrary.

          SECTION 2.1(3). "Code" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

          SECTION 2.1(4). "Code Limitations" shall mean the limitations imposed by Sections 401(a)(17) and 415 of the Code, or any successor(s) thereto, on the amount of the contributions which may be made to the Profit Sharing Plan for a participant.

          SECTION 2.1(5). "Compensation" shall have the same meaning as under the Profit Sharing Plan, except that Compensation (a) shall not be subject to the dollar limitation imposed by Code Section 401(a)(17), and (b) shall be deemed to include cash in lieu of perquisites and the amount of compensation deferred by the Participant under The North American Coal Corporation Deferred Compensation Plan for Management Employees (prior to 1995), the NACCO Materials Handling Group, Inc., Unfunded Benefit Plan (for periods from 1995 through August 31, 2000) and the NACCO Industries, Inc. Unfunded Benefit Plan (effective as of September 1, 2000).

          SECTION 2.1(6). "Controlled Group" shall mean the Employer and any other company, the employees of which, together with the employees of the Employer, are required to be treated as if they were employed by a single employer pursuant to Section 414 of the Code.

          SECTION 2.1(7). "Employer" shall mean NACCO Industries, Inc.

          SECTION 2.1(8). "Fixed Income Fund" shall mean the Stable Asset Fund under the Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

          SECTION 2.1(9). "Key Employee" shall mean a key employee, as defined in Code Section 416(i) (without regard to paragraph (5) thereof) of the Employer, as long as the stock of the Employer is publicly traded on an established securities market or otherwise on the date of the Employee's Termination of Employment. Key Employees are identified on a Controlled Group-wide basis and include non-resident alien employees (whether or not such employees are eligible to participate in the Plan). The selected identification


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date for Key Employees is December 31st. As such, any employee who is classified by the Employer as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing the following April 1st. The Employer shall have the sole and absolute discretion to classify employees as Key Employees hereunder. To the extent determined by the Employer, such classification may include up to 75 highly compensated employees (including some who do not meet the statutory requirements of a Key Employee) as long as such determination is made in a consistent, reasonable and good faith manner.

          SECTION 2.1(10). "Participant" shall mean Alfred M. Rankin, Jr.

          SECTION 2.1(11). "Plan" shall mean this NACCO Industries, Inc. Retirement Benefit Plan for Alfred M. Rankin, Jr., as it may be amended from time to time.

          SECTION 2.1(12). "Profit Sharing Plan" shall mean the profit sharing portion of the NACCO Materials Handling Group, Inc. Profit Sharing Retirement Plan, as such plan may be amended from time to time.

          SECTION 2.1(13). "Supplemental Benefit" shall mean the sum of the Participant's Transitional Benefit and his Supplemental Profit Sharing Plan Benefit.

          SECTION 2.1(14). "Supplemental Profit Sharing Benefit" shall mean the amounts credited to the Participant's Account pursuant to Section 3.1

          SECTION 2.1(15). "Termination of Employment" shall mean a separation of service as defined under Code Section 409A (and the regulations and other guidance issued thereunder).

          SECTION 2.1(16). "Transitional Benefits" shall mean the amounts credited to the Participant's Account pursuant to Section 3.2.

          SECTION 2.1(17). "Unforeseeable Emergency" shall mean an event which results in severe financial hardship to the Participant as a consequence of (a) an illness or accident of the Participant, the Participant's spouse or dependent (within the meaning of Code Section 152(a)), (b) a loss of the Participant's property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

          SECTION 2.1(18). "Valuation Date" shall mean the last day of each Plan Year, plus such additional date(s), if any, selected by the Employer.

                                  ARTICLE III
                              SUPPLEMENTAL BENEFIT

          SECTION 3.1. Amount of Supplemental Profit Sharing Benefit.

          (a) Effective as of January 1, 1994, the Employer credited the Participant's Account with an Opening Account Balance.

          (b) For periods on or after January 1, 1994, the Employer shall credit the Participant's Account annually with amounts (hereinafter referred to as the "Supplemental Profit Sharing Contributions") equal to the amounts that would have been contributed by the Employer to the Profit Sharing Plan for such Participant, from time to time, as profit sharing contributions if (i) the Participant had been eligible to participate in the Profit Sharing Plan, (ii) the Profit Sharing Plan did not contain the Code Limitations, and (iii) the term "Compensation" (as defined in Section 2.1(5) hereof) were used for purposes of determining the amount of profit sharing contributions under the Plan.

          SECTION 3.2. Amount of Transitional Benefit. The Employer shall also credit the Participant's Account with an amount (hereinafter referred to as the "Transitional Benefits") equal to (a)


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$34,900 on December 31, 1994 and (b) in each subsequent year, an amount that is
4 percent greater than the amount credited under this Section 3.2 for the preceding year. The Transitional Benefits described in the preceding sentence shall be credited annually as of each December 31, commencing on December 31, 1994 and ending on the earlier of the Participant's first termination of employment with the Controlled Group for any reason or the termination of the Plan.

          SECTION 3.3. Participant's Account. The Employer shall establish and maintain on its books an Account for the Participant which shall contain the following entries:

          (a) the Opening Account Balance, which was credited to the Participant's Account as of January 1, 1994;

          (b) the Supplemental Profit Sharing Contributions which shall be credited to the Participant's Account at the same time as actual profit sharing contributions are credited to the accounts of the participants in the Profit Sharing Plan;

          (c) The Transitional Benefits, which shall be credited to the Participant's Account as of each December 31;

          (d) Earnings, as determined under Section 3.4; and

          (e) Debits for any distributions made from the Account and for any amounts forfeited under Section 5.1(d).

     The Employer shall allocate such credits and debits between the Participant's Grandfathered Sub-Account or Post-2004 Sub-Account, as applicable.

          SECTION 3.4. EARNINGS.

          (a) While Actively Employed. At the end of each calendar month during a calendar year while the Participant is employed by an Employer on December 31 of such year, the Account of the Participant shall be credited with an amount determined by multiplying such Participant's average Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the ROTCE (as defined in subsection (d) below) determined for such calendar year exceeds the rate credited to the Participant's Account under the preceding sentence, the Participant's Account shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Account balance during each month of such year by the ROTCE determined for such year, compounded monthly.

          (b) Following Termination. After the Participant has terminated employment with the Controlled Group, his Account shall be credited with earnings as described in subsection (a), until his Account has been distributed in full in accordance with Article V. The ROTCE calculation described in the second sentence of subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant terminated employment, as calculated by the Employer. For any subsequent month, the ROTCE calculation described in the second sentence of subsection (a) shall not apply. The Fixed Income Fund calculation described in the first sentence of subsection (a) for the month in which the Participant receives a distribution from his Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

          (c) Changes/Limitations in Earnings Assumptions. To the extent not prohibited by Code Section 409A, the Compensation Committee may change the earnings rate credited on the Participant's Account hereunder; provided, however that notwithstanding any provision of the Plan to the contrary, in no event will the earnings rate credited to the Participant's Account hereunder exceed 14%.


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          (d) ROTCE. For purposes of the Plan, the term ROTCE shall mean the
Employer's consolidated return on total capital employed, as determined by the Compensation Committee for purposes of the NACCO Industries, Inc. Annual Incentive Compensation Plan as in effect for the particular Plan Year.

                                   ARTICLE IV
                                     VESTING

          SECTION 4.1. Vesting. The Participant shall be 100% vested in his Supplemental Benefit hereunder.

                                   ARTICLE V
                      DISTRIBUTION OF SUPPLEMENTAL BENEFIT

          SECTION 5.1. Form and Timing of Distribution of Grandfathered Sub-Account.

          (a) The Participant's Grandfathered Sub-Account shall be distributed to the Participant in the form of ten annual installments with each installment being based on the value of such Sub-Account on the Valuation Date immediately preceding the date such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. The first annual installment payment of such Sub-Account shall be made to the Participant on the first day of the calendar year following the earlier of the year in which the Participant terminates employment with the Controlled Group or the year in which he attains age 70 (but not before the year in which he attains age 65), and each subsequent installment (if any) shall be made to the Participant as soon as practicable following the anniversary of such date.

          (b) Notwithstanding the foregoing, the Participant may elect an alternate form of distribution (including a lump sum distribution) by filing a notice in writing, signed by the Participant and filed with the Employer while the Participant is alive and at least one year prior to the commencement of benefits under subsection (a) of this Section. Any such selection of the form of benefit may be changed at any time and from time to time, without the consent of any existing Beneficiary or any other person, by filing a later selection in writing that is signed by the Participant and filed with the Employer while the Participant is alive and at least one year prior to the commencement of benefits under subsection (a) of this Section.

          (c) In the event of the death of the Participant, his Beneficiary(ies) shall receive a lump sum distribution of the balance of the Participant's Grandfathered Sub-Account as soon as practicable after the Participant's death. Notwithstanding the foregoing, the Participant may elect an alternate form of distribution for his Beneficiary(ies) by filing a notice in writing, signed by the Participant and filed with the Employer while the Participant is alive and at least one year prior to the commencement of benefits under subsection (a) of this Section.

          (d) Withdrawals From Grandfathered Sub-Account Subject to a 10%
Penalty.

          (i) The provisions of this Subsection shall apply notwithstanding any other provision of the Plan to the contrary. If the Participant elects a withdrawal under this Subsection, such withdrawal must include the entire amount attributable to the type of Contributions specified by the Participant, less 10%. Such 10% reduction shall be treated as a forfeiture hereunder and shall immediately be subtracted from the Participant's Grandfathered Sub-Account, never to be restored.

          (ii) While the Participant is an Employee, he may, at any time (and from time to time) elect in writing to receive a withdrawal from the portion of his Grandfathered Sub-Account attributable to his Transitional Benefits, plus earnings.

          (iii) In addition to the amounts described in (ii) above, once the Participant has ceased to be an Employee of the Controlled Group, he may also elect in writing to receive a withdrawal from the portion of


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his Grandfathered Sub-Account attributable to his Opening Account Balance and his Supplemental Profit Sharing Contributions, plus earnings.

          SECTION 5.2. Form and Timing of Distribution of Post-2004 Sub-Account.

          (a) Time of Payment. Prior to January 1, 2005, the Participant may irrevocably elect to receive the Supplemental Benefits that are allocable to his Post-2004 Sub-Account as soon as practicable following one of the following dates: (i) the date on which he incurs a Termination of Employment, (ii) January 1 of the year following the date on which he incurs a Termination of Employment; (iii) the date on which he attains an age specified in the election form; (iv) January 1 of the year following the date on which he attains an age specified in the election form, or (v) the earlier of the date on which he incurs a Termination of Employment or attains a specified age or (vi) the earlier of January 1 of the year following the date on which he attains a specified age or the January 1 of the year following the date on which he incurs a Termination of Employment. If the Participant does not make a timely election regarding the time of payment, his Supplemental Benefit attributable to his Post-2004 Sub-Account shall be distributed to the Participant on the date on which he incurs a Termination of Employment. Once made, the election (or deemed election) of a time of payment shall be irrevocable.

          (b) Form of Payment.

          (i) Prior to December 31, 2004, the Participant may elect to receive the Supplemental Benefits that are allocable to his Post-2004 Sub-Account in the form of a lump sum payment or in the form of annual installment payments (for 10 years or such other time period as elected by the Participant), with the installment payments (if any) being calculated in accordance with the rules specified in Section 5.1. All installment payments under the Plan will be classified as a single payment for purposes of Code Section 409A. Any form of payment election must be in writing (on a form provided by the Employer) and filed with the Employer. If the Participant does not make a timely election regarding the form of payment, his Supplemental Benefit attributable to his Post-2004 Sub-Account shall be distributed to the Executive in the form of a single lump sum payment. Once made, the election (or deemed election) of a form of payment under this Section 5.2 shall be irrevocable except as specified in
Section 5.2(b)(ii) below.

          (ii) Notwithstanding the foregoing, the Participant may change his form of payment election (or deemed election) by filing a subsequent written election with the Employer. Such election will not be effective unless (i) it is made not less than twelve months prior to the date that distribution would have been made absent such election, (ii) the previously elected payment date is automatically delayed for a period of five years (except for payments made on account of death or disability), (iii) such election will not take effect until at least twelve months after the date on which the election is made and (iv) unless otherwise permitted under Code Section 409A, the election does not accelerate the payment.

          (c) Time and Form of Payment of Contributions Made After Elected Payment Date. In the event that the Participant elects to receive his Post-2004 Sub-Account at a specified age (or the earlier of a specified age or Termination of Employment) and the Participant continues to be employed past such date, any additional amounts that are credited to his Post-2004 Sub-Account shall be paid to the Participant at the same time, and in the same form, as the Participant elected for the remainder of his Post-2004 Sub-Account under Subsections (a) and (b) above.

          (d) Payment To Beneficiaries. In the event of the death of the Participant, his Beneficiary(ies) shall receive (or commence to receive) payment of the balance of the Participant's Post-2004 Sub-Account as soon as practicable following the Participant's death. Prior to December 31, 2006, the Participant may elect that his Beneficiary(ies) will receive his Post-2004 Sub-Account in the form of a lump sum payment or in the form of annual installment payments (for 10 years or such other time period as elected by the Participant), with the installment payments (if any) being calculated in accordance with the rules specified in Section 5.1. Any form of payment election must be in writing (on


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     a form provided by the Employer) and filed with the Employer. If the
     Participant does not make a timely election regarding the form of payment, his Post-2004 Sub-Account shall be distributed to the Beneficiary in the form of a single lump sum payment. Once made, the election (or deemed election) of a form of payment under this Subsection shall be irrevocable.

          SECTION 5.3. Withholding/Taxes. To the extent required by applicable law, the Employer shall withhold from the Supplemental Benefits hereunder any income, employment or other taxes required to be withheld therefrom by any federal, state or local government.

          SECTION 5.4. Unforeseeable Emergency Distributions. Notwithstanding the foregoing, the Compensation Committee may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant's Account if the Employer determines, based on such reasonable evidence as it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency. Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent the amount does not exceed the amount necessary to satisfy the emergency need (plus amounts necessary to pay taxes and penalties reasonably anticipated as a result of the distribution) and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship.

                                   ARTICLE VI
                                  MISCELLANEOUS

          SECTION 6.1. Limitation on Rights of Participant and Beneficiaries - No Lien. This Plan is designed to be an unfunded, nonqualified plan and the entire cost of this Plan shall be paid from the general assets of the Employer. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of the Employer. Nothing contained herein shall be deemed to create a lien in favor of the Participant or any Beneficiary on any assets of any Employer. The establishment of the Participant's Account hereunder is solely for the Employer's convenience in administering the Plan and amounts "credited" to the Account shall continue for all purposes to be part of the general assets of the Employer. The Participant's Account is merely a record of the value of the Employer's unsecured contractual obligation to the Participant and his Beneficiary under the Plan and the Employer shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employer for use in connection with the Plan. The Participant and each Beneficiary shall have the status of a general unsecured creditor of the Employer and shall have no right to, prior claim to, or security interest in, any assets of the Employer.

          SECTION 6.2. Nonalienation. No right or interest of the Participant or any Beneficiary under this Plan shall be anticipated, assigned (either at law or in equity) or alienated by the Participant or Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of the Participant or Beneficiary. Notwithstanding the foregoing, the Employer shall honor a qualified domestic relations order ("QDRO") from a state domestic relations court which requires the payment of part or all of the Account under this Plan to an alternate payee under Code Section 414(p).

          SECTION 6.3. Employment Rights. Employment rights shall not be enlarged or affected hereby. The Employer shall continue to have the right to discharge or retire the Participant, with or without cause.


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          SECTION 6.4. Administration of Plan.

          (a) The Employer shall be the sponsor of the Plan for purposes of ERISA. The Compensation Committee shall be the Plan administrator and shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Compensation Committee shall have discretion to interpret the provisions of the Plan, including, without limitation, by supplying omissions from, correcting deficiencies in or in resolving inconsistencies or ambiguities in the language of the Plan, to make factual findings with respect to any issue arising under the Plan and to decide disputes arising under the Plan and to make any determinations (including factual determinations) with respect to benefits payable hereunder.

          (b) Either the Committee or the Employer may, from time to time, delegate all or part of the administrative powers, duties and authorities delegated to it under this Plan to such person or persons, office or committee as it shall select.

          SECTION 6.5. Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Employer may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Employer may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employer from all liability with respect to such benefit.

          SECTION 6.6. Statement of Account. The Employer shall deliver to the Participant a written statement of his Account as of the end of each calendar year.

          SECTION 6.7. Other Payment Rules and Restrictions.

(a) Insolvency. Notwithstanding any provision of the Plan to the contrary, the Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the Employer is "insolvent" at the time such payment is due to be made or if the payment would jeopardize the solvency of the Employer; provided that the payment shall be made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the solvency of the Employer. For purposes hereof, the Employer shall be considered "insolvent" at such time as it (i) is unable to pay its debts as they mature or (ii) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

(b) Key Employees. Notwithstanding any provision of the Plan to the contrary, a distribution of the Post-2004 Sub-Account to a Key Employee made on account of a Termination of Employment may not be made before the date that is six months after such Termination of Employment (or, if earlier, the date of death) except for payments made on account of (i) a QDRO or (ii) a conflict of interest or the payment of FICA taxes (as specified in Subsection (d) below). Any amounts that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be paid in a lump sum make-up payment as soon as practicable following the end of such 6-month period.

(c) Time of Payment/Processing. All payments under the Plan shall be made on, or as soon as practicable after, the specified payment date (and, in any event, no later than December 31 of the year that includes the specified payment date or, if later, by the 15th day of the third calendar month following the specified payment date). Notwithstanding the foregoing, if the calculation of the amount payable from the Post-2004 Sub-Accounts is not administratively practicable due to events beyond the control of the Employer and the Participant, the payment shall be made during the first calendar year in which the payment is administratively practicable.

(d) Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, payment of the Post-2004 Sub-Account hereunder may be accelerated
     (i) to the extent necessary to comply with a


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     certificate of divestiture (as defined in Code Section 1043(b)(2)) or (ii)
     to the extent necessary to pay the FICA taxes imposed on benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

                                  ARTICLE VII
                            AMENDMENT AND TERMINATION

          SECTION 7.1. Amendment. Subject to Section 7.3, the Employer (with the approval or ratification of the NACCO Industries, Inc. Benefits Committee) does hereby reserve the right to amend, at any time, any or all of the provisions of the Plan, without the consent of the Participant, Beneficiary or any other person; provided, however, that the Compensation Committee retains the sole right to amend the earnings rate that is credited to the Participant's Account under Section 3.4. Any such amendment shall be expressed in an instrument executed by an officer of the Employer on the order of the Benefits Committee (or Compensation Committee, as applicable) and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

          SECTION 7.2. Termination. Subject to Section 7.3, the Compensation Committee does hereby reserve the right to terminate the Plan at any time without the consent of the Participant, Beneficiary or any other person. Such termination shall be expressed in an instrument executed by an officer of the Employer on the order of the Compensation Committee and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution.

          SECTION 7.3. Limitations on Amendment and Termination. Notwithstanding the foregoing provisions of this Article, no amendment or termination of the Plan shall, without the written consent of the Participant (or, in the case of his death, his Beneficiary), reduce the amount of any Supplemental Benefit under the Plan of the Participant or any Beneficiary as of the date of the amendment or termination.

          IN WITNESS WHEREOF, NACCO Industries, Inc., has executed this Plan at Cleveland, Ohio, this 8th day of February, 2006.

                                        NACCO INDUSTRIES, INC.


                                        By /s/ Charles A. Bittenbender
                                           -------------------------------------
                                        Title: Vice President, General Counsel
                                               and Secretary
                                               ---------------------------------


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